UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
Telephone: (772) 617-4340
March 23, 2023
Dear Stockholder:

ARMOUR Residential REIT, Inc., cordially invites you to attend the 2023 annual meeting of stockholders. We will hold the meeting on Thursday, May 4, 2023, virtually beginning at 8:00 a.m. (EDT). You may also attend in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. You or your proxy holder may participate and vote virtually, by visiting www.virtualshareholdermeeting.com/ARR2023 and entering the control number on the proxy card or notice of the meeting you received. You are not required to register before the meeting starts. We hope that you will be able to participate. Your feedback and your vote are very important to us.

Whether or not you plan to participate in the meeting, your shares should be represented and voted. After reading the accompanying proxy statement, please vote your shares as soon as possible. Stockholders may vote by Internet, by phone, in person, or by completing and mailing a proxy card if one has been requested. Stockholders may also vote on the annual meeting website during the meeting, as further explained in the proxy statement. Submitting a vote before the meeting will not preclude you from updating your vote on-line during the virtual meeting or voting in person at the annual meeting. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2022 annual report will be made accessible via the Internet on the Company’s website at www.armourreit.com and at www.virtualshareholdermeeting.com/ARR2023, or mailed, if requested, on or about March 23, 2023.

We look forward to the opportunity to interact with stockholders at the 2023 annual meeting.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2023
The annual meeting of stockholders of ARMOUR Residential REIT, Inc. (“ARMOUR”) will be held on Thursday, May 4, 2023 at 8:00 a.m. (EDT) by means of a live audio webcast and in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963, for the purpose of considering and acting on the following proposals:

(1)To elect ten (10) directors to ARMOUR’s Board of Directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for fiscal year 2023;
(3)To approve, by a non-binding advisory vote, ARMOUR’s 2022 executive compensation;
(4)To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on March 10, 2023, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

    Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3.

By Order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Co-Vice Chairman
March 23, 2023

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2022 annual report, to our stockholders via the Internet. During the week of March 23, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Annual Meeting of Stockholders to be held on May 4, 2023

This proxy statement and our 2022 annual report are available online at www.virtualshareholdermeeting.com/ARR2023 and www.armourreit.com.

ACCESS TO THE 2023 ANNUAL MEETING

The meeting will be held virtually over the Internet by means of a live audio webcast with an option to attend in person. Only stockholders who owned common stock as of the close of business on March 10, 2023 will be entitled to attend the meeting. Any stockholder wishing to attend the annual meeting regardless of whether such stockholder’s shares are registered in such stockholder’s name with ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company, or such stockholder’s shares are held in a stock brokerage account or by a bank or other holder of record, may attend virtually by visiting www.virtualshareholdermeeting.com/ARR2023 and entering the control number on such stockholder's proxy card or notice of the meeting. We also invite you to attend in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. Stockholders are not required to register before the meeting starts.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the live audio webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit written questions or comments to the Company’s officers during the meeting via the live audio webcast by typing in the field provided on the annual meeting website.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (the “Board” or the “Board of Directors”) for the 2023 annual meeting of stockholders to be held by means of a live audio webcast on Thursday, May 4, 2023, at 8:00 a.m.(EDT) and in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963 (the “annual meeting”). In this 2023 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. and its subsidiaries.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?
The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to participate in the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2022 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to certain of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?
    Each holder of record of ARMOUR common stock as of the close of business on March 10, 2023, the record date for the annual meeting, is entitled to participate in and vote at the annual meeting.

How many votes do I have?

    Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on March 10, 2023, the record date for the annual meeting, there were 192,480,370 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?
    ARMOUR intends to present proposals numbered 1, 2 and 3 for stockholder consideration and voting at the annual meeting. These proposals are for:

(1)Election of ten (10) members of ARMOUR’s Board of Directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2023; and
(3)Approval, by a non-binding advisory vote, of ARMOUR’s 2022 executive compensation.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?
The Board unanimously recommends that you vote your shares:

(1)“FOR” the election of each of the ten (10) nominees as directors;
(2)“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2023; and
(3)“FOR” the approval, by a non-binding advisory vote, of ARMOUR’s 2022 executive compensation.

How do I gain access to the annual meeting?
All stockholders are invited to participate in the annual meeting. Only stockholders who owned common stock as of the close of business on March 10, 2023 will be entitled to attend the annual meeting. Any stockholder wishing to attend the annual meeting meeting regardless of whether such stockholder’s shares are registered in such stockholder’s name with ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company, or such stockholder’s shares are held in a stock brokerage account or by a bank or other holder of record, may attend virtually by visiting www.virtualshareholdermeeting.com/ARR2023 and entering the control number on such stockholder's proxy card or notice of the meeting. We also invite you to attend in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963. Stockholders are not required to register before the meeting starts. The annual meeting will begin at 8:00 a.m. (EDT).

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the live audio webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit written questions or comments to the Company’s officers during the meeting via the live audio webcast by typing in the field provided on the annual meeting website.

What is a proxy?
    A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow either of the following persons to vote your shares at the annual meeting: Jeffrey J. Zimmer or Scott J. Ulm.

How do I vote?
If your ARMOUR shares are registered in your name you may vote your shares by Internet or telephone, as set forth in the proxy card, in person at the annual meeting or by completing and returning the proxy card you received. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker. You or your proxy holder will also be able to vote virtually during the annual meeting by visiting www.virtualshareholdermeeting.com/ARR2023 and using the control number on the proxy card or voting instruction card you received.

May I change or revoke my vote?
    Yes. You may change your vote in one of several ways at any time before your proxy is exercised:

•Vote again via the Internet or by telephone before the annual meeting;

•If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote virtually at the annual meeting by visiting www.virtualshareholdermeeting.com/ARR2023 and entering the control number on the proxy card or notice of the meeting you received;
•If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting;
•Submit another proxy card if requested (or voting instruction card if received) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting; or
•Notify Jeffrey J. Zimmer or Scott J. Ulm in writing, addressed to either of them at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card.

What is a quorum?
    A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?
    For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See “Environmental, Social and Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy.” For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory (Non-Binding) Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

    A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors or Proposal 3 - Advisory (Non-Binding) Vote Approving Executive Compensation. As a result, no broker will have the discretion to vote on Proposal 1 or Proposal 3, but will have the discretion to vote on Proposal 2. Accordingly, all shareholders are encouraged to vote their shares on all proposals.

    Accordingly, for Proposals 1 and 3 above, shares of common stock that are represented by broker non-votes are not included in the determination of the common stock voting on such matter and will not have an effect on the votes, but are counted for quorum purposes. For Proposal 2 above, shares of common stock which are represented by broker non-votes are included in the determination of the common stock voting on such matter and are counted for quorum purposes. For all three Proposals above, shares which abstain from voting on any matter are counted for quorum purposes.

Who will bear the cost of soliciting proxies?
The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail and the Internet, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of ten (10) members. The ten (10) nominees are listed below. All ten nominees are presently directors of ARMOUR.

If instructed, the proxies indicated in the voting form or proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	64	2009	Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management
Jeffrey J. Zimmer	65	2009	Co-Chief Executive Officer, Co-Vice Chairman and President
Daniel C. Staton	70	2009	Non-Executive Chairman
Marc H. Bell	55	2009	Director
Z. Jamie Behar	64	2019	Independent Director
Carolyn Downey	73	2013	Independent Director
Thomas K. Guba	72	2009	Lead Independent Director
Robert C. Hain	69	2009	Independent Director
John P. Hollihan, III	73	2009	Independent Director
Stewart J. Paperin	75	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management of ARMOUR since November 2009. Mr. Ulm was the Chief Investment Officer until March 2018. Mr. Ulm has been involved in the management of our external manager since March 2008, as a managing member of one of the entities that acts as a general partner of ARMOUR Capital Management LP, our current external manager (“ACM”), since December 2014 and as a Co-Managing Member of ARMOUR Residential Management, LLC (“ARRM”), the predecessor to ACM, from March 2008 to December 2014. Mr. Ulm has also served as a Director, Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp. (“JAVELIN" and former NYSE "JMI") from June 2012 through April 2016. Mr. Ulm also serves as Chairman of the Board and Head of Corporate Finance for BUCKLER Securities LLC (“BUCKLER”), an affiliate of ACM that operates as a broker-dealer registered with the Financial Industry Regulatory Authority ("FINRA") and provides trading and investment banking services to ARMOUR and other financial entities. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from the Yale School of Management and a J.D. degree from Yale Law School.

    As a result of Mr. Ulm’s 30 plus years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman and President of ARMOUR since November 2009. Mr. Zimmer also served as Chief Financial Officer of ARMOUR from November 2009 to September 2012. Mr. Zimmer has been involved in the management of our external manager since March 2008, as a managing member of one of the entities that acts as a general partner of ACM since December 2014 and as a Co-Managing Member of ARRM, the predecessor to ACM, from March 2008 to December 2014. Mr. Zimmer served as Co-Chief Executive Officer, Co-Vice Chairman and President of JAVELIN, from June 2012 and through April 2016. Since September 2022, Mr. Zimmer has also served as a member of the Board of Directors for BUCKLER. From September 2003 through March 2008, Mr. Zimmer was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc. (Former NYSE: "BMM" and "OPX"). From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his M.B.A. degree in finance from Babson College and a B.A. degree in economics and speech communication from Denison University.

    As a result of Mr. Zimmer’s 30 plus years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of other publicly-traded mortgage REITs, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until April 2016. Since January 2015, Mr. Staton has directly or indirectly owned a minority limited partnership interest in ACM. Mr. Staton has almost 20 years of experience sourcing private equity and venture capital investments. In October of 2018, Mr. Staton joined the board of Shurgard Self Storage Ltd. at its initial public offering. Shurgard is publicly listed on the Belgium Stock Exchange, is headquartered in Guernsey and has operations in seven European countries. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he served as a Director until he retired from the Board on December 31, 2020. Mr. Staton has served as Vice Chairman and Director of Terran Orbital Corporation (NYSE: LLAP), an aerospace company that designs and manufactures nanosatellites for the United States government and military (“Terran Orbital”), since July 2014 and since February 2003, he has been Managing Director of the private equity firm, Staton Capital LLC. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

    Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. From November 2009 through August 2013, Mr. Bell served as ARMOUR’s Co-Founder, Co-Chairman of the Board of Directors, and Chief Strategy Officer. Mr. Bell was also a director of JAVELIN from June 2012 until April 2016. Since January 2015, Mr. Bell has directly or indirectly owned a minority limited partnership interest in ACM. He is a co-founder and has been the Chairman of Terran Orbital since its inception in July 2014 and a co-founder of Terran Orbital’s subsidiary PredaSAR Corporation. Mr. Bell has also served as Terran Orbital’s Chief Executive Officer since March 2021. In September 2000, Mr. Bell founded and since then has served as Managing Partner of Marc Bell Capital, LLC, an investment firm which invests predominately in space-related businesses. Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a producer of Broadway shows, winning two Tony Awards (Jersey Boys and August: Osage County) and a Drama Desk Award. Mr. Bell serves as a member of the Board of Trustees of New York University, Board of Overseers of New York University Langone Medical Center, NYU Stern Center for Real Estate Finance Research Advisory Board, and the NYU College of Arts and Science Dean’s Advisory Council. Mr. Bell is also a member of the Board of Directors of SOS Children’s Village - Florida and Chairman and Founder of the Boca Raton Police Foundation. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development and Investment from New York University.

    Mr. Bell’s experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

    Z. Jamie Behar has been a director of ARMOUR since July 2019. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (GMIMCo), having previously served as Portfolio Manager at the company for 19 years. Ms. Behar was responsible for the management of approximately $12 billion at peak portfolio value of primarily private market and publicly traded real estate on behalf of both General Motors Company and other unaffiliated clients. She has served on numerous boards within the real estate sector and she brings this investment, real estate and financial expertise to the ARMOUR Board. Ms. Behar currently serves on the Boards of Directors of Shurgard Self Storage Ltd. (EBR: SHUR), Sila Realty Trust, a public, non-traded healthcare REIT, and Benefit Street Partners Multifamily Trust, a non-traded multifamily REIT, and as an independent member of the CBRE Investment Management - Indirect Private RE Investment Committee. Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (Nareit), and serves as co-chair of the PREA Governance Committee. Ms. Behar previously served on the boards of directors of Sunstone Hotel Investors, Gramercy Property Trust, Forest City Realty Trust, the Broadstone Real Estate Access Fund, Desarrolladora Homex, SAB de CV and Hospitality Europe, B.V. as well as on the Board of Directors of the Pension Real Estate Association (PREA), having held the position of Board Chair of PREA from March 2010 to March 2011. Ms. Behar holds a B.S.E (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation. In December 2018, Ms. Behar was the recipient of Nareit’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry.

Ms. Behar’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allow her to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has nearly 30 years of institutional capital markets experience working with leading institutions in global finance. From 1989 through 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 through 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary’s College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Through 2020, Ms. Downey served on the Advisory Board of St. Ann School, East Harlem, a partnership of patrons, the Archdiocese and school leaders and she previously served as a member of the Board of Directors of the Student Sponsor Partners.

    As a result of Ms. Downey’s 30 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Thomas K. Guba has been a director of ARMOUR since November 2009 and the lead independent director of ARMOUR since March 2014. Mr. Guba was also a director of JAVELIN from June 2012 until April 2016 and the lead independent director of JAVELIN from March 2014 until April 2016. Mr. Guba has been the senior executive or head trader of various Wall Street mortgage and government departments in his over 40 years in the securities business. From 2009 to 2020, Mr. Guba had been affiliated with Auriga Capital Management, LLC, an asset management firm registered with the SEC. From 2001 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston, from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgage backed securities at Bache & Co. from 1975 to 1977. Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba holds a B.A. degree in political science from Cornell University and a M.B.A. degree in finance from New York University and serves on the Board of the SIFMA Foundation.

    Mr. Guba’s experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until April 2016. Mr. Hain became a director and the Chairman of City Financial Investment Company Limited (“City Financial”), a private manager of funds organized under the laws of the United Kingdom and authorized by the Financial Conduct Authority, in January 2006, and was the Chief Executive from February 2018 to March 2019. In March 2019 and during Mr. Hain’s service as the Chief Executive and director, the directors of City Financial voluntarily placed City Financial into administration pursuant to the insolvency laws of England and Wales. Investment funds managed by City Financial were transferred to other regulated investment managers. Mr. Hain was also director of Wittering Limited from 2008 to 2018, which was engaged in asset management in the United Kingdom, Europe, Hong Kong, Singapore, and the United States. Mr. Hain is currently a director and Vice Chairman of Chika’s Wholefoods Africa Limited based in Nigeria and a major shareholder of Minois Limited, a British snack food distributor of which he is Chairman, a director and Chief Executive of Sound Diplomacy Holdings Ltd., a London-based consultancy, a director of White Desert Limited, a luxury hotelier operating in Antarctica, and President of Laurier Partners, a specialist consulting firm in Nova Scotia. Previously, Mr. Hain has been a director of HomeChoice International Plc (Mauritius), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange from 2014 to 2022. He was a partner at Shadbolt Partners LLP from 2005 to 2018, a director of Majorpoint Limited from 2006 to 2014 and Kingsway Consultancy Limited from 2007 to 2017, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK (Invesco Perpetual), a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Canada (AIM Trimark), a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding financial markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until April 2016. Mr. Hollihan has over 35 years of investment banking and investment experience. Mr. Hollihan has served as Executive Chairman of Litchfield Capital Holdings Inc. (Florida) since 2005, and as a board member of several privately held companies in the United States and United Kingdom. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of approximately $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed approximately $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 35 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until April 2016. Mr. Paperin currently serves as the managing member of Leopard Rock Property Group and Lion Rock Partners LLC, real property development and investment firms located in Southern California. Mr. Paperin also served as a director of the Board of Directors of Thunder Bridge Acquisition, Ltd., a blank check company formed to acquire an operating business in the financial technology industry, until its acquisition of Hawk Parent Holdings LLC in July 2019, a full-service provider of electronic transaction processing services. He also served on the Board of Directors of Thunderbridge II, a blank check company which acquired Indie Semiconductor, Inc., a company serving the automotive industry, until June 2021. Mr. Paperin also serves as a director of Thunderbridge III and Thunderbridge IV, blank check companies organized to acquire emerging businesses. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and from July 2005 to June 2014, he served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry. Mr. Paperin also served on the Boards of Directors of several telecommunications firms including Svyazinvest, the national telecommunications firm of Russia and on the Boards of Directors of three banks in Eastern Europe. Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

    Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.
Recommendation of the Board of Directors
ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the ten nominees for director.

ARMOUR’s Mortgage REIT Peer Group

    We refer to the FTSE NAREIT Mortgage REIT Home Financing index of 25 companies to identify overall performance and other trends in the mortgage REIT industry. We have also identified a focused peer group of six publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: AGNC Investment Corp., Dynex Capital, Inc., Invesco Mortgage Capital, Annaly Capital Management, Orchid Island Capital and Two Harbors Investment Corporation. In addition to reviewing general industry trends and market and regulatory factors applicable to our Company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our Company.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE ("ESG") INFORMATION

Environmental Sustainability

ARMOUR is committed to promoting sustainable and environmentally friendly practices in our workplace to reduce energy-usage, increase recycling and decrease waste. ACM’s 22 office based employees work in a 5,650 square feet leased office space in Vero Beach, Florida. As an organization, we are focused on minimizing the environmental impact of our business where possible. Energy conservation and environmental sustainability efforts are a priority and include:

Recycling:

•paper, glass and aluminum cans.
•electronic equipment, batteries and ink cartridges.

Reducing carbon footprint through:

•video conferencing as an alternative to travel.
•utilizing LED lighting throughout the ACM office space.
•films on windows to reduce heating, ventilation, and air conditioning ("HVAC") system usage.
•low flow water fixtures in bathrooms to reduce water consumption.
•power management features that automatically put the computers and printers into a "sleep mode" after a designated period of inactivity.

Using Energy Star® certified products:

•computers, monitors, printers and televisions.
•filtered water dispenser to eliminate the need for plastic bottles.

Reduction of waste:

•of single-use plastics by providing reusable, compostable and recycled kitchen products.
•of office paper usage by emphasizing electronic communications, record storage and opting to receive e-statements and invoices from vendors.

Other Initiatives:

•installation of an eco-friendly porcelain tile flooring, produced with 40% of pre-consumer recycled materials, in high traffic areas that emits zero volatile organic compounds and moderates indoor temperature swings, reducing HVAC system usage.

•installation of a Self-Contained Commercial Air Cleaner with a high efficiency particulate air filter that removes airborne contaminants like smoke, dust, pollen and dander that contribute to allergies and asthma and reduces British thermal unit loads associated with larger amounts of outside air while helping lower energy costs and maintenance.
•replaced all carpeting with a PVC-free, Cradle to Cradle Certified,™ carpet rug institute Green Label Plus certified, and fully recyclable commercial carpet tile.
•replaced all desks with UPLIFT Desk’s ergonomically designed, adjustable height standing desks that include environmentally conscious desktops made from all-natural Moso bamboo. UPLIFT Desks partners with the National Forest Foundation to plant 5 new trees for every 1 desktop sold.

Social Responsibility

ARMOUR’s primary social impact comes from its investment activity. As a provider of housing capital, we are honored to assist and strengthen the American housing market and those seeking home ownership. Through thoughtful investment and risk management, our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans. We take this duty seriously, as the benefits of homeownership are wide-reaching and well documented. Homeownership has long been understood as an important part of individual wealth creation and social mobility.

Improving homeownership rates stabilizes communities because homeowners are often engaged in and beneficial to their communities due to their financial and emotional investments in the space. The residential real estate market is an important part of the U.S. economy, and investing in home mortgages is a strong way to support and improve this market and the economy as a whole.

Community Involvement

We believe that sharing our success is key to community and employee development. We strive to create a positive impact in the community in which we do business, making it a better place to live and work. ACM’s employees' and ARMOUR's community involvement is a combination of charitable contributions and employees volunteering in local civic and charitable organizations or providing financial support.

While ACM's employees have the opportunity to donate time and funds to the community organization of their choice, ACM has chosen some key areas of high-impact focus that its employees feel strongly connected to:

•Food security
•Affordable housing projects
•Cancer support
•Children’s health and social services
•Mental health awareness
•Financial literacy
•Career counseling in underserved communities

Human Capital Resources

Our greatest strength and most important assets are the members of the ARMOUR team. Their overall well-being is paramount to the Company's success. ACM ensures its employees have a rewarding, supportive, and healthy working environment in which to thrive, and endeavors to support their success in all things. A diverse and inclusive internal climate is supported. ACM hires on the basis of qualifications and does not discriminate on the basis of sex, age, color, race, religion, marital status, national origin, ancestry, sexual orientation, physical and mental disability, medical condition, genetic information, veteran status or any other basis protected by federal, state, or local law. ACM provides employees with opportunities for growth and development, both in the personal and professional spheres, as well as a wide variety of resources to support their work and personal lives. ACM’s compensation and comprehensive benefits are thoughtfully designed to recognize and reward their professional skills, resulting in a low voluntary turnover rate for ARMOUR.

Coronavirus ("COVID-19") Response:

The health, safety, and security of ACM's employees is of highest priority. Our approach to a COVID-19 response was grounded in the Company’s purpose and striving to make a difference in our community and workplace. ACM executives along with the IT department have monitored the COVID-19 situation and adapted efforts and responses to ensure a seamless transition to a remote working environment. Internal communications and virtual meetings were increased. There were no layoffs or salary cuts implemented in response to COVID-19. All of ACM's employees worked remotely ahead of any mandated guidelines and our remote work protocol has allowed us to shift quickly between in-person and virtual work environments to adapt effectively to changing conditions. The emergence of variant strains of the COVID-19 virus has influenced individual and institutional behaviors and may continue to do so in the future.

Corporate Governance

ARMOUR is committed to corporate governance that aligns with the interests of our stockholders and other stakeholders. We strive to maintain a well-rounded and diverse Board that balances financial industry expertise with independence, and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Our directors bring to our Board a variety of skills and experiences developed across a broad range of industries, both in established and growth markets, and in each of the public, private and not-for-profit sectors. Our Board leads this effort by example.

Our Board of Directors has:

•60% independent directors and a lead independent director.
•20% representation of female directors.
•20% non-U.S. or dual citizens.
•10% diversity by ethnicity/race.
•90% of directors with more than 10 years of tenure.
•ARMOUR common stock ownership targets, with a prohibition on pledging or hedging.
•Annual election of directors.
•Majority election and Director Resignation Policy.
•Written Board and committee charters with annual self-assessments.
•Regular meetings of independent directors without management and with independent auditors.
•Since 2013, 100% of new director nominees have been women and/or minorities.

Similarly, our executive officers have ARMOUR stock awards that vest over 5 years or longer, significant common stock ownership targets, and prohibitions on pledging or hedging their stock positions.

Cybersecurity

We rely on our financial, accounting and other data processing systems. Computer malware, viruses, computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems. Although we have not detected a material cybersecurity breach to date, other financial services institutions have reported material breaches of their systems, some of which have been significant. Even with all reasonable security efforts, not every breach can be prevented or even detected. It is possible that we have experienced an undetected breach. There is no assurance that we, or the third parties that facilitate our business activities, have not or will not experience a breach. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of third parties that facilitate our business activities) or any failure to maintain performance.

ACM has established an Information Technology Steering Committee (the "IT Committee”) to help mitigate technology risks including cybersecurity. One of the roles of the IT Committee is to oversee cyber risk assessments, monitor applicable key risk indicators, review cybersecurity training procedures, oversee the
Company’s Cybersecurity Incident Response Plan and engage third parties to conduct periodic penetration testing.
Our cybersecurity risk assessment includes an evaluation of cyber risk related to sensitive data held by third parties on their systems. There is no assurance that these efforts will effectively mitigate cybersecurity risk and mitigation efforts are not an assurance that no cybersecurity incidents will occur.

In addition, our Audit Committee periodically monitors and oversees our information and cybersecurity risks including reviewing and approving any information and cybersecurity policies, procedures and resources, and reviewing our information and cybersecurity risk assessment, detection, protection, and mitigation systems.

    Investor Outreach

In our continuing effort to promote dialogue with our investors about our business, ESG concerns, and executive compensation practices, we contacted stockholders who reportedly held 100,000 or more of our common shares outstanding. These 48 stockholders are all institutional investors and collectively held approximately 36.4% of our common shares outstanding as of December 31, 2022. According to CapIQ, as of December 31, 2022, institutional investors held approximately 38.23% of our shares of common stock outstanding, while 61.05% was represented largely by individual retail investors and 0.72% was held by our directors and officers. While we value the views of all of our stockholders, we believed that outreach efforts focused on our largest stockholders would provide us timely and representative insights more efficiently. Institutional investors may contact us directly at investor@armourreit.com with the word “engagement” in the subject line to schedule a discussion anytime during the year. We are also committed to ongoing engagement with prospective and former institutional stockholders as well. These direct outreach efforts have resulted in ongoing and prospective dialogues with over 50 additional significant institutional investors in our space. We look forward to continuing constructive engagement with our stockholders and prospective stockholders on these important topics.

    Majority Voting for Directors and Director Resignation Policy

    Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

    In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

    Director and Senior Executive Officer Minimum Stock Ownership and Retention Guidelines

    We have adopted a policy designed to ensure that directors and senior executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-management directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for each of our Co-Chief Executive Officers, our Chief Financial Officer and Chief Investment Officer are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the director was appointed, and after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. We have also adopted a policy for our directors and senior executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.
    Policy Prohibiting Hedging and Pledging

    We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy. In addition, no securities beneficially owned by our officers and directors are pledged.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mses. Downey and Behar and Messrs. Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The roles of Chief Executive Officer and Chairman of the Board are held by different individuals. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted Charters for each of these committees. The Audit Committee has four directors and each of the other committees has three directors. All committees are composed exclusively of independent directors, as defined by the listing standards of the NYSE. Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules. Such individuals are intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board and Committee Meetings

During the year ended December 31, 2022, our Board of Directors held five meetings and acted by written consent in lieu of a meeting on nine occasions. Our Audit Committee held four meetings and acted by written consent on one occasion, our Compensation Committee held one meeting and acted by written consent on one occasion and our Nominating and Corporate Governance Committee held one meeting. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2022. The Company does not have a policy with regard to Board members' attendance at annual meetings. Our two management directors conducted last year's virtual-only annual meeting.

Lead Independent Director

Our independent directors have designated Thomas K. Guba as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the lead independent director has the following additional responsibilities and authority:

•presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;
•scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;
•advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;
•serving as the principal liaison between the independent directors, the Chairman and the Co-Chief Executive Officers;
•advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and
•recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

    Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Audit Committee

The members of our Audit Committee are Messrs. Paperin, Hain and Hollihan and Ms. Behar, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•engaging independent certified public accountants;

•reviewing with the independent certified public accountants and the Company's internal audit function, the plans and results of the audit engagement;
•approving professional services provided by the independent certified public accountants;
•reviewing the independence of the independent certified public accountants;
•considering the range of audit and non-audit fees;
•reviewing the adequacy of our internal accounting controls;
•reviewing disclosures and the Company’s officer certification process regarding the design and operation of the Company’s internal control over financial reporting;
•reviewing and approving the Company’s related party transactions;
•preparing Audit Committee reports; and
•periodically monitoring and overseeing our information and cybersecurity risks, including reviewing and approving any information and cybersecurity policies, procedures and resources, and reviewing our information and cybersecurity risk assessment, detection, protection, and mitigation systems.

A copy of the Audit Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that each member of our Audit Committee is financially literate under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act.

In addition, a listed company must certify to the NYSE that the Audit Committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined each of Messrs. Hain, Hollihan and Paperin and Ms. Behar satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Messrs. Hollihan, Guba and Paperin. Mr. Hollihan chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•    evaluating the performance of our officers;
•    reviewing and approving any compensation payable to our officers;
•    reviewing and recommending to our Board of Directors any compensation for our directors;
•    evaluating the performance of our external manager, ACM;
•    reviewing the compensation and fees payable to ACM under the management agreement between the Company and ACM;
•    administering the issuance of any common stock or other equity awards issued to our officers and directors and personnel of ACM who provide services to us;
•    reviewing and discussing with management disclosures under the section in this proxy statement titled “Compensation Discussion and Analysis,” as required by the SEC; and
•    preparing Compensation Committee reports.

A copy of the Compensation Committee Charter is available on ARMOUR’s website at www.armourreit.com under “Investor Relations - Governance Documents.”

Compensation Committee Interlocks and Insider Participation

Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no relationships during the 2022 fiscal year and no transactions during the 2022 fiscal year involving us, any of our executive officers, any of the directors who served as members of the Compensation Committee or any other directors for any part of the 2022 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Hain and Guba and Ms. Downey. Mr. Hain chairs our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•    seeking, considering and recommending to the Board qualified candidates for election as directors;
•    periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;
•    reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;
•    oversight of corporate actions and disclosure, as is determined to be advisable, relating to material ESG matters that may impact long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements;
•    annually recommending to the Board nominees for each committee of the Board; and
•    facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

The Nominating and Corporate Governance Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a Board with a broad and diverse set of skills, expertise, experience, and background, among other things, and will include his or her independence pursuant to the requirements of the NYSE as part of its criteria. Recommendations for Board candidates may also be submitted to the Nominating and Corporate Governance Committee by the Company’s stockholders in accordance with the Company’s policy set forth in the Nominating and Corporate Governance Committee Charter. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. A copy of the Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines are available on ARMOUR's website at www.armourreit.com under “Investor Relations - Governance Documents.”

Director Compensation

Annual Cash and Equity Retainers. In 2022, we paid our non-management directors an annual retainer of $132,000; 50%, or $66,000 of this retainer, was payable in cash and 50%, or $66,000 of this retainer, was payable in common stock, cash, or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director.

Committee Annual Cash Retainers. In 2022, we paid our lead independent director, Mr. Guba, an annual retainer of $35,000 in cash for the additional Board responsibilities associated with that role and paid an annual retainer of $35,000 in cash to Mr. Staton as our non-executive chairman as well as $25,000 in cash each to Mr. Hollihan as our Compensation Committee chairman and Mr. Hain as our Nominating and Corporate Governance Committee chairman for the additional Board responsibilities associated with those roles. Also, in 2022, we paid to Mr. Paperin $35,000 in cash for his role as our Audit Committee chairman and each of our Audit Committee members, including Mr. Paperin, $35,000 in cash for the additional responsibilities associated with their Audit Committee roles.

However, each non-management director could elect to have all or a portion of their annual cash retainer and committee annual cash retainer(s) payable in shares of common stock or fully vested restricted stock units, as described below under "Non-Management Director Compensation and Deferral Program" and set forth in the 2022 Director Compensation Table, as applicable.

    2017 Equity Grants. In 2017, our Compensation Committee and Board of Directors approved grants totaling 12,200 shares of stock to each of Messrs. Staton and Bell under ARMOUR's Third Amended and Restated 2009 Stock Incentive Plan (the "Plan") pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Staton and Bell: 600 shares vested on February 20, 2018 with an additional 600 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2022. On August 20, 2022, 700 shares vested, and an additional 700 shares vested on November 20, 2022. All 12,200 shares of stock granted have fully vested.

    January 2020 Equity Grants. In January 2020, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 18,000 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Paperin, Hollihan, Hain and Guba, and Mses. Behar and Downey, the grants vested ratably each quarter over a two year period. All 18,000 shares of stock granted have fully vested.
•with respect to Messrs. Staton and Bell, the grants vested or will vest ratably each quarter over a five year period.

January 2021 Equity Grants. In January 2021, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 12,500 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over a five year period as follows: 600 shares vested on February 20, 2021 with an additional 600 shares vesting on each following May 20, August 20, and February 20 through August 20, 2025. Additionally, 700 shares vested on November 20, 2021 with an additional 700 shares vesting each following November 20, through November 20, 2025, at which time all shares shall have vested.

In January 2021, our Compensation Committee and Board of Directors also approved grants, totaling 63,250 shares of stock to each of Messrs. Staton and Bell through ACM for services provided to and through ACM for the benefit of ARMOUR under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over 26 quarters as follows: 2,400 shares vested on February 20, 2021 with an additional 2,400 shares vesting on each following May 20, August 20, and February 20, through August 20, 2026. Additionally, 2,500 shares vested on November 20, 2021 with an additional 2,500 shares vesting on each following November 20, through November 20, 2026 and 2,500 shares vesting on February 20, 2027 and 2,550 shares vesting on May 20, 2027, at which time all shares shall have vested.

February 2023 Equity Grants. In February 2023, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 40,000 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over a five year period as follows: 2,000 shares vested on February 20, 2023 with an additional 2,000 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2027, at which time all shares shall have vested.

    Directors may elect to receive a portion of their awards in cash solely to cover estimated income taxes due on vested stock.

Non-Management Director Compensation and Deferral Program. In December 2019, the Compensation Committee recommended and the Board approved, the Non-Management Director Compensation and Deferral Program (the “Deferral Program”). The Deferral Program became effective on January 1, 2020. Under the Deferral Program, each non-management director may elect to receive his or her annual retainers, including committee annual retainers, either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units (or a combination thereof). Non-management directors must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management director joins the Board, within 30 days of joining the Board). The shares of unrestricted stock and/or the deferred restricted stock units, if chosen, will be issued to the non-management director at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common stock on the NYSE on such date. If a non-management director chooses to receive fully-vested deferred stock units, the director’s election must also indicate (1) when the units will be settled, such as the director’s separation from service (including retirement), a specified future date, or January 1st of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a director’s election, the deferred stock units will be settled in a lump sum upon the director’s earlier death or disability or upon an earlier change of control of ARMOUR. In any event, the deferred stock units will be settled in shares of common stock.

    The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. We have adopted a policy designed to ensure that non-executive directors attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the director was appointed and, after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. All ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and all of our senior executive officers are in compliance with this policy and have achieved their stock ownership targets.

    We have also adopted a policy prohibiting the hedging and future pledging of our securities by our directors, which provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account. As of the date of this proxy statement, all of our directors and senior executive officers are in compliance with this policy. In addition, no securities beneficially owned by our directors and executive officers are pledged.

    We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

    Any member of our Board of Directors who is also an officer of ARMOUR or an officer or employee of ARMOUR's affiliates does not receive any compensation from us for serving on our Board of Directors. All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

    The following table summarizes the compensation that we paid to our non-executive directors in 2022.

2022 Director Compensation Table

Name	Directors Retainer Earned or Paid in Cash (1)	Directors Retainer Earned or Paid in Stock (2)	Stock Awards (3)	Total
Daniel C. Staton	$167,000	—	—	167,000
Marc H. Bell	$132,000	—	—	132,000
Z. Jamie Behar	$167,000	—	—	167,000
Carolyn Downey	$66,000	66,000	—	132,000
Thomas K. Guba	$167,000	—	—	167,000
Robert C. Hain	$192,000	—	—	192,000
John P. Hollihan, III	$192,000	—	—	192,000
Stewart J. Paperin	$136,000	66,000	—	202,000

(1)Represents annual directors retainers of $66,000 and committee annual cash retainers (which may be paid either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units pursuant to the Non-Management Director Compensation and Deferral Program).
(2)Represents annual directors retainers of $66,000, which may be paid in stock, cash or a combination of stock and cash (e.g. to cover estimated income taxes) at the option of the director. To the extent a director elects to receive directors fees in stock, shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter.
(3)No stock awards were granted in 2022. The aggregate number of stock awards remaining unvested at December 31, 2022 were as follows: for Messrs. Staton and Bell, 58,550 shares each. For Mses. Behar and Downey and for Messrs. Guba, Hain, Hollihan and Paperin, 7,500 shares each. Disclosure in prior years illustrated the value of stock awards that vested during the applicable fiscal year. Disclosure herein has been adjusted to comply more closely with SEC requirements, and to illustrate the value of stock awards in the year of grant.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Investor Relations - Governance Documents.” Any amendments or waivers thereto will be provided on our website within four business days following the date of the amendment or waiver. Information provided on our website is not part of this proxy statement and not incorporated herein.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Investor Relations - Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: James R. Mountain.

Communication with the Board of Directors, Independent Directors and the Audit Committee

    Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our lead independent director, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The lead independent director and the independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals serving as named executive officers of ARMOUR (collectively, the “named executive officers" or "NEOs” and individually, each a “named executive officer”) during 2022 and as of the date of this proxy statement. All named executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	64	Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management
Jeffrey J. Zimmer	65	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	63	Chief Financial Officer and Secretary
Mark R. Gruber	47	Chief Investment Officer
Gordon M. Harper	56	Vice President of Finance, Controller and Treasurer

Please refer to the biographical information for Mr. Ulm and Mr. Zimmer listed above in the section titled “Director Nominees.” The biographical information for Messrs. Mountain, Gruber and Harper are provided below.

James R. Mountain has been the Chief Financial Officer of ARMOUR since September 2012 and the Secretary of ARMOUR since March 2014. Mr. Mountain was previously the Treasurer of ARMOUR from September 2012 to February 2020. Mr. Mountain has also been the Chief Financial Officer of ACM (and its predecessor, ARRM) since September 2012. Mr. Mountain has been the Chief Financial Officer and Treasurer of JAVELIN since September 2012 and has been the Secretary of JAVELIN since March 2014. Mr. Mountain has also served as a manager of LANCE Indemnity Company LLC, a wholly-owned insurance subsidiary of JAVELIN (“LANCE”), since inception in May 2014. LANCE provides D&O insurance coverage to the directors of ARMOUR. Mr. Mountain has also served as the Chief Financial Officer and Secretary of SBBC since January 2015. Mr. Mountain also serves as Chief Financial Officer, Treasurer and Secretary for, and is a member of, BUCKLER. Mr. Mountain joined ARMOUR after having spent over 30 years at Deloitte. Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. Mr. Mountain earned his Bachelor’s degrees in accounting and in economics from the University of Montana, as well as his M.B.A. degree from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Association to Advance Collegiate Schools of Business. Mr. Mountain served for 13 years as a Trustee of the University of Montana Foundation, including serving as Treasurer and chairing the investment committee and the audit and finance committee.

Mark R. Gruber has been the Chief Investment Officer of ARMOUR since March 2018 and was the Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was also the Head of Portfolio Management of ACM (and its predecessor, ARRM) since June 2010 and its Chief Operating Officer from September 2013 until March 2020. Mr. Gruber was Head of Portfolio Management from 2012 to March 2018 when he became its Chief Investment Officer. Mr. Gruber also served as a manager of LANCE, from its inception in May 2014 until November 2022. Mr. Gruber has also served as the Head of Portfolio Management of SBBC since January 2015. Mr. Gruber is a member of BUCKLER and also serves as Chief Operations Officer for BUCKLER. From April 2008 until joining ACM in June 2010, Mr. Gruber managed an approximately $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed approximately $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. degree with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

    Gordon M. Harper has been the VP of Finance and Controller of ARMOUR since December 2015. In February 2020, Mr. Harper became the Treasurer of ARMOUR. Mr. Harper has also been the VP of Finance and Controller of ACM since December 2015. Mr. Harper has also served as Controller for BUCKLER since 2017. Mr. Harper joined ARMOUR after a career at Deloitte spanning 25 years. At Deloitte, Mr. Harper was an audit client service partner serving banking and insurance clients in the United States, Canada and the Caribbean. His experience includes advising companies on internal control matters including Sarbanes-Oxley 404 requirements as well as GAAP and International Financial Reporting Standards and public company regulatory and securities reporting requirements. He has advised and assisted on complex accounting matters, mergers and acquisitions, divestitures, due diligence, and securities filings in the United States, Canada and Europe. Mr. Harper is a Chartered Professional Accountant Ontario, and a Certified Public Accountant, Illinois. He holds a Bachelor of Commerce (Honors), from Queen’s University.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

    This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received for the year ended December 31, 2022 by our named executive officers, which during the year consisted of Scott J. Ulm, our Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management, Jeffrey J. Zimmer, our Co-Chief Executive Officer, Co-Vice Chairman and President, James R. Mountain, our Chief Financial Officer and Secretary, Mark R. Gruber, our Chief Investment Officer and Gordon M. Harper, our Vice-President of Finance, Controller and Treasurer.

At our 2022 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. Approximately 82% of our stockholders that voted at the annual meeting of stockholders with respect to this advisory, non-binding vote, approved the compensation of our named executive officers as described in our proxy statement for our 2022 annual meeting of stockholders.

2022 Executive Compensation

    Based upon the results of the advisory vote, our investor outreach and a review of our 2022 compensation policies, we believe that our 2022 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long-term goals of the Company. We are managed by ACM pursuant to a management agreement between ACM and ARMOUR (as amended from time to time, the “ARMOUR Management Agreement”). We do not have any employees whom we compensate directly with salaries, bonuses or other compensation. Our named executive officers, who are employees of ACM, do not receive cash compensation directly from us for serving as executive officers, but are primarily compensated by ACM for services they perform for ACM and for us as our named executive officers. Pursuant to the terms of the Management Agreement, ACM provides us with executive personnel, including the individuals who act as our executive officers. We compensate ACM for these services and all other services performed by ACM pursuant to the Management Agreement through payments of management fees and reimbursements and awards under the Plan. We have limited our role in compensating our named executive officers to granting equity compensation. See the section in this proxy statement below titled, “Certain Relationships and Related Party Transactions” for a further description of the Management Agreement, the relationships between ACM and ARMOUR, the management fees that we pay to ACM, and how ACM compensates our named executive officers. The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s Chief Executive Officer. Because we are externally-managed and therefore have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our stockholders and, therefore, do not provide this disclosure in the proxy statement.

Mr. Ulm and Mr. Zimmer do not receive any cash compensation from ARMOUR for their services as our executive officers, and we do not specifically reimburse ACM for cash compensation paid to Mr. Ulm and Mr. Zimmer. Mr. Ulm and Mr. Zimmer are, however, employees and substantial equity holders of ACM and, accordingly, have an interest in the profits and losses of ACM from its past, present and future investments and businesses. Equity returns to the equity holders of ACM are not directly related to services rendered by Mr. Ulm and Mr. Zimmer to ACM or us and would be distributed to such equity holders even if they did not personally perform any services for ACM or us. Prior to July 1, 2020, payments made to Mr. Ulm and Mr. Zimmer by ACM were considered partnership distributions, and as such, fluctuated each year based on the net operating cash flow of ACM and ACM’s overall investment and financing decisions. Effective July 1, 2020, Mr. Zimmer and Mr. Ulm began receiving salaries at the rate of $150,000 per annum from ACM, in lieu of equivalent prior partnership distributions. ACM does not pay Mr. Zimmer or Mr. Ulm bonuses.

Mr. Mountain, Mr. Gruber and Mr. Harper also do not receive cash compensation directly from us, and we also do not reimburse ACM for cash compensation paid to them. Mr. Mountain, Mr. Gruber and Mr. Harper do, however, receive compensation directly from ACM in the form of salaries and bonuses. Such compensation amounts are determined by ACM and not by us, our Board or the Compensation Committee. In determining such salaries and bonuses, ACM considers the general compensation practices in our industry, including anticipated compensation requirements of other candidates who could potentially fill the positions, as well as the relative and absolute financial performance of ARMOUR and each person's role in the achievement of that performance, and the nature and results of their contribution to ACM business activities unrelated to ARMOUR.

During 2022, our five named executive officers as a group received aggregate salaries of $2,010,000 and aggregate cash bonuses of $2,035,000 from ACM. Our five named executive officers also received aggregate realized incentive compensation consisting of the value of vested shares and dividend equivalent payments on unvested shares of $2.1 million during 2022. For context, ARMOUR paid aggregate management fees to ACM of $26.0 million, net of fees waived, during 2022.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation directly to our executive officers, ACM employees or to ACM for awards to ACM employees serving us, in addition to the management fees we pay ACM. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

In 2017, our Compensation Committee and Board of Directors approved a grant totaling 122,000 shares of stock to each of Mr. Zimmer and Mr. Ulm, 61,000 shares of stock to each of Mr. Mountain and Mr. Gruber and
20,600 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 6,100 shares began vesting on February 20, 2018 with an additional 6,100 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2022. All 122,000 shares of stock granted have fully vested;
•with respect to Mr. Mountain, 3,000 shares began vesting on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2020. On August 20, 2020, 3,100 shares vested, and an additional 3,100 shares vested on each following November 20, February 20, May 20, and August 20 through November 20, 2022. All 61,000 shares of stock granted have fully vested;
•with respect to Mr. Gruber, 3,000 shares vested on February 20, 2018 with an additional 3,000 shares vesting on each following May 20, August 20, November 20, and February 20, through February 20, 2020. Mr. Gruber elected to retire from his role as the Chief Operating Officer, effective March 31, 2020 and therefore voluntarily forfeited the remaining 34,000 shares, but subsequently retained 19,000 shares. Of the 19,000 shares retained, 1,500 shares vested on May 20, 2020, with an additional 1,750 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022. All shares of stock granted have fully vested; and
•with respect to Mr. Harper, 1,000 shares began vesting on February 20, 2018 with an additional 1,000 shares vesting on each following May 20, August 20, November 20, and February 20, through May 20, 2021. On August 20, 2021, 1,100 shares vested, and an additional 1,100 shares vested on each following November 20, February 20, May 20, and August 20, through November 20, 2022. All 20,600 shares of stock have fully vested.

In January 2020, our Compensation Committee and Board of Directors approved grants through ACM totaling 100,000 shares of stock to each of Messrs. Zimmer and Ulm, 50,000 shares of stock to Mr. Mountain, 15,000 shares of stock to Mr. Gruber and 30,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 5,000 shares vested on February 20, 2020 with an additional 5,000 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested;
•with respect to Mr. Mountain, 2,500 shares vested on February 20, 2020 with an additional 2,500 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested;
•with respect to Mr. Gruber, 750 shares vested on February 20, 2020 with an additional 750 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested; and
•with respect to Mr. Harper, 1,500 shares vested on February 20, 2020 with an additional 1,500 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2024, at which time all stock shall have vested.

In May 2020, we confirmed grants totaling 6,000 shares of stock to each of Messrs. Zimmer and Ulm and 3,000 shares of stock to Mr. Mountain. These grants represented a reallocation of shares that were voluntarily forfeited by Mr. Gruber in connection with his retirement as Chief Operating Officer in March 2020, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 600 shares vested on May 20, 2020 with an additional 540 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022. All 6,000 shares of stock have fully vested; and
•with respect to Mr. Mountain, 300 shares vested on May 20, 2020 with an additional 270 shares vesting on each following August 20, November 20, February 20, and May 20, through November 20, 2022. All 3,000 shares of stock have fully vested.

These awards were granted in recognition of the leadership demonstrated by Messrs. Zimmer, Ulm and Mountain during the 2020 COVID-19 economic downturn.

In June 2020, we confirmed a grant totaling 13,500 shares of stock to Mr. Gruber, this grant represented a reallocation of shares that were voluntarily forfeited by a former managing director of ACM in connection with his resignation. 750 shares vested on August 20, 2020 with an additional 750 shares vesting on each following November 20, February 20, May 20, August 20, through November 20, 2024, at which time all stock shall have vested.

This award was granted in recognition of Mr. Gruber postponing indefinitely his previously announced retirement as an officer of ARMOUR and continuing in his role as Chief Investment Officer, and to reward him for his efforts during the 2020 COVID-19 economic downturn.

In January 2021, our Compensation Committee and Board of Directors approved a grant totaling 179,250 shares of stock, on substantially the same terms as the 2020 grants previously disclosed in our SEC filings, to each of Mr. Zimmer and Mr. Ulm, 20,000 shares of stock to Mr. Mountain, 20,000 shares of stock to Mr. Gruber and 10,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 6,900 shares vested on February 20, 2021 with an additional 6,900 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, and an additional 6,750 shares vesting on May 20, 2027, at which time all stock shall have vested;
•with respect to Messrs. Mountain and Gruber, 800 shares vested on February 20, 2021 with an additional 800 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested; and

•with respect to Mr. Harper, 400 shares vested on February 20, 2021 with an additional 400 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested.

    Officers may elect to receive a portion of their award in cash solely to cover estimated income taxes due on vested stock.

The Plan is used to align the interests of our named executive officers and other key professionals with our long-term goals. Our named executive officers’ compensation in 2022 was derived from the stock awards previously granted to them in 2021, 2020 and 2017, by our Board of Directors, upon the recommendation of the Compensation Committee, pursuant to our Plan, which vest or vested on a quarterly basis over 11 quarters or more. We believe that the equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking. Incentive equity awards under the Plan vest over time and require continued service to ARMOUR.

    Our success is dependent, in large part, on our ability through our Management Agreement with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders.

We have historically limited equity compensation to our named executive officers, directors and other key professionals because, among other reasons, we have determined that: (i) these program participants have the greatest impact on our long-term performance; (ii) we have a limited ability to offer equity compensation without undue dilution of existing stockholders, and (iii) equity compensation grants that are subject to the restrictive requirements of our equity compensation program are of limited value in compensating ACM’s administrative and clerical employees.

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;
•attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;
•align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;
•provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and
•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more than 1.25% of the weighted-average shares of common stock outstanding for the year (see the table below for more information). Since 2021, our awards vest ratably over a period of 20 or more quarters for directors, and 25 or more quarters for executive officers. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards.

Fiscal Year	Burn Rate (1)	Adjusted. Burn Rate (2)	Realized Dilution Rate (3)
2022	—%	—%	0.17%
2021	0.79%	1.98%	0.29%
2020	0.23%	0.58%	0.26%
2019	0.01%	0.03%	0.19%
2018	—%	—%	0.24%
2017	1.19%	2.98%	0.09%

(1)Total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year. No grants were awarded in 2022 or 2018.
(2)Total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year weighted by a factor of 2.5.
(3)Total equity awards issued, net of withholdings, divided by total weighted-average shares of common stock outstanding for the year ended December 31, 2022.

    We have proactively managed the overall affordability of our equity compensation programs to limit dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and share repurchases. Dividends paid on our common stock from 2010 through 2022 totaled approximately $1.8 billion. Additionally, during 2022, we repurchased 1,477,700 common shares, capturing an estimated $1.1 million in incremental value for continuing stockholders.

    The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies. The Compensation Committee is committed to the ongoing review and evaluation of our named executive officer compensation levels and program.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of Company and individual performance, as well as mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the mortgage REIT industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers.

ARMOUR Third Amended and Restated 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals. The Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and that will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 4,000,000 shares, of which 2,167,123 remained available for future issuance at December 31, 2022. As of the date hereof, we have 867,123 shares available for issuance under the Plan.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The number of shares that may underlie awards in any one year to any Eligible Person will be determined by the Compensation Committee or the Board, subject to a maximum of 750,000 shares under the Plan. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The following table provides information as of December 31, 2022 with respect to shares of common stock reserved for future issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards Outstanding	Weighted-Average Exercise Price of Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	568,200	(2)	2,167,123
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	568,200	—	2,167,123

(1)Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.

(2)All outstanding awards represent unvested RSUs.

Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted, when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.
Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, RSUs or phantom shares or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.
Grants of Plan-Based Awards
No equity-based compensation awards were made to the named executive officers in 2022 based on 2021 performance.

In February 2023, based on 2022 performance, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 980,000 shares of stock, previously disclosed in our SEC filings, comprised of the following grants: to each of Mr. Zimmer and Mr. Ulm, 280,000 shares of stock, to each of Mr. Mountain and Mr. Gruber, 168,000 shares of stock, and to Mr. Harper, 84,000 shares of stock under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Messrs. Zimmer and Ulm, 10,000 shares vested on February 20, 2023 with an additional 10,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested;

•with respect to Messrs. Mountain and Gruber, 6,000 shares vested on February 20, 2023 with an additional 6,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested; and
•with respect to Mr. Harper, 3,000 shares vested on February 20, 2023 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested.

Summary Compensation Table

    The following table provides information regarding compensation earned by each of the Company’s named executive officers ("NEOs"), including our principal executive officers ("Co-PEOs"), for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020. As described in the compensation discussion and analysis section included in this proxy statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in such calendar years but did pay management fees to the Company's external manager, of which the NEOs are employees and certain of them are equity owners. See "Certain Relationships and Related Party Transactions" below for information about these management fees.

Name and Principal Positions	Year	Stock Awards (1)
Scott J. Ulm Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management	2022	$—
	2021	$1,986,090
	2020	$1,933,320
Jeffrey J. Zimmer Co-Chief Executive Officer, Co-Vice Chairman and President	2022	$—
	2021	$1,986,090
	2020	$1,933,320
James R. Mountain Chief Financial Officer and Secretary	2022	$—
	2021	$221,600
	2020	$966,660
Mark R. Gruber Chief Investment Officer	2022	$—
	2021	$221,600
	2020	$547,445
Gordon M. Harper Vice President of Finance, Controller and Treasurer	2022	$—
	2021	$110,800
	2020	$567,000

(1)Represents the fair value of stock awards granted during the year as of the respective grant date. Each stock award was valued at the closing market price of our common stock on the date of respective grant, which reflects the value of future dividends. Accordingly, payments in lieu of dividends on unvested awards have been excluded. None of our NEOs received any stock awards or other compensation in 2022. Disclosure in prior years illustrated the value of stock awards that vested during the applicable fiscal year. Disclosure herein has been adjusted to comply more closely with SEC requirements, and to illustrate the value of stock awards in the year of grant.

Pay Versus Performance Table

The following table provides information in accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Each Co-PEO (1)	Compensation Actually paid to Each Co-PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (Loss) (in thousands)	Total Economic Return (6)
2022	$—	$(750,654)	$—	$(142,055)	$46.06	$77.24	$(229,930)	(32.4)%
2021	$1,986,090	$1,823,636	$184,667	$170,850	$67.53	$97.01	$15,363	(6.4)%
2020	$1,933,320	$92,429	$693,702	$(93,459)	$66.74	$95.01	$(215,112)	(35.1)%

(1)In all the years in question, Scott J. Ulm and Jeffrey J. Zimmer served as the Company's Co-Chief Executive Officers and received identical compensation.
(2)The following tables set forth the amounts subtracted from the Summary Compensation Table Total and the amounts added back during each year represented in the Pay versus Performance table to arrive at Compensation Actually Paid to each of our Co-PEOs and our Non PEO NEOs during the years presented. Equity values are calculated in accordance with ASC Topic 718.

Adjustments made to Determine Compensation Actually Paid		2022	2021	2020
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	Each Co-PEO	$—	$(1,986,090)	$(1,933,320)
	Average Non PEO NEOs	$—	$(184,667)	$(693,702)

Increase for year-end fair value of awards granted during year that remain unvested as of year-end	Each Co-PEO	$—	$1,487,687	$909,813
	Average Non PEO NEOs	$—	$137,340	$374,629

Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	Each Co-PEO	$(685,729)	$(233,446)	$(942,490)
	Average Non PEO NEOs	$(108,680)	$(43,407)	$(324,642)

Increase for fair value as of the vesting dates for awards granted during year that vest during the year	Each Co-PEO	$—	$308,016	$262,811
	Average Non PEO NEOs	$—	$29,760	$101,706

Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that vested during year	Each Co-PEO	$(309,989)	$(72,677)	$(326,246)
	Average Non PEO NEOs	$(76,466)	$(17,862)	$(107,474)

Deduction for fair value of awards granted prior to year that were forfeited during year	Each Co-PEO	$—	$—	$—
	Average Non PEO NEOs	$—	$—	$(202,527)

Increase based on dividends or other earnings Paid during year prior to vesting date of award	Each Co-PEO	$245,064	$334,056	$188,541
	Average Non PEO NEOs	$43,091	$65,019	$64,849

Totals	Each Co-PEO	$(750,654)	$(162,454)	$(1,840,891)
	Average Non PEO NEOs	$(142,055)	$(13,817)	$(787,161)

(3)In all the years in question, the Non-PEO NEOs consisted of James R. Mountain, Mark R. Gruber and Gordon M. Harper.
(4)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2019. See graphs below for the relationship between Total Shareholder Return and other metrics in this table.
(5)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the peer group on December 31, 2019. See the subsection above titled, "ARMOUR’s Mortgage REIT Peer Group" for a description of the peer group used in this calculation.
(6)Total Economic Return is calculated by adding the year-end book value per common share for the particular year plus dividends paid per common share for such year and then dividing the sum by book value per common share at the beginning of the year. Book value per common share is calculated as total stockholders' equity, less the liquidation preference on shares of our outstanding Series C Preferred Stock of $171,174,450, divided by common shares outstanding.

Important Factors

The following is a list of the most important factors used by the Company to link executive compensation actually paid to the Co-PEOs and Non-PEO NEOs.

(1)Economic return.
(2)Total shareholder return.
(3)Common equity growth through efficient use of the Company's at-the-market common stock offering program.
(4)Equity growth in percentage terms as compared to the peer group.
(5)CEO open market purchases of Company common stock as compared to open market purchases of common stock by peer group CEOs.
(6)Strategic implementation and sale of a preferred stock program as compared to the Company's peer group.

Relationship Between Compensation Actually Paid and Financial Performance

The charts below describe the relationship between compensation actually paid to each of our Co-PEOs and Non-PEO NEOs (as calculated above) and our financial and stock performance.

Relationship Between Compensation Actually Paid and Total Shareholder Return
Total Shareholder Return
Compensation Actually Paid
$100
$80
$60
$40
$20
$—
$2,400,000
$1,800,000
$1,200,000
$600,000
$—
$(600,000)
$(1,200,000)
2019
2020
2021
2022
$95.01
$97.01
$77.24
$66.74
$67.53
$46.06
$1,823,636
$92,429
$(93,459)
$170,850
$(750,654)
$(142,055)
Compensation Actually paid to Each Co-PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Relationship Between Compensation Actually Paid and Net Income (Loss)
$2,400,000
$1,800,000
$1,200,000
$600,000
$—
$(600,000)
$(1,200,000)
Compensation Actually Paid
$80,000,000
$40,000,000
$—
$(40,000,000)
$(80,000,000)
$(120,000,000)
$(160,000,000)
$(200,000,000)
$(240,000,000)
Net Income (Loss)
$92,429
$(93,459)
$(215,111,531)
$1,823,636
$15,362,714
$170,850
$(750,654)
$(142,055)
$(229,930,299)
2020
2021
2022
Compensation Actually paid to Each Co-PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)

Relationship Between Compensation Actually Paid and Total Economic Return

$2,400,000
$1,800,000
$1,200,000
$600,000
$—
$(600,000)
$(1,200,000)
Compensation Actually Paid
—%
(8.0)%
(16.0)%
(24.0)%
(32.0)%
(40.0)%
Total Economic Return
$92,429
$(93,459)
(35.1)%
$1,823,636
(6.4)%
$170,850
$(750,654)
$(142,055)
(32.4)%
2020
2021
2022
Compensation Actually paid to Each Co-PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Economic Return

Outstanding Equity Awards at December 31, 2022

    The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2022:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (1) (2)
Scott J. Ulm	164,050	$923,602
Jeffrey J. Zimmer	164,050	$923,602
James R. Mountain	33,600	$189,168
Mark R. Gruber	25,600	$144,128
Gordon M. Harper	18,800	$105,844

(1)Represents the following time-based vesting rates that began:
•February 20, 2020; with respect to Messrs. Zimmer and Ulm, 5,000 shares vested on February 20, 2020 with an additional 5,000 shares vesting on each following May 20, August 20, November 20 and

February 20, through November 20, 2024, at which time all stock shall have vested; with respect to Mr. Mountain, 2,500 shares vested on February 20, 2020 with an additional 2,500 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2024, at which time all stock shall have vested; with respect to Mr. Gruber, 750 shares vested on February 20, 2020 with an additional 750 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2024, at which time all stock shall have vested; and with respect to Mr. Harper, 1,500 shares vested on February 20, 2020 with an additional 1,500 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2024, at which time all stock shall have vested.
•August 20, 2020; with respect to Mr. Gruber 750 shares vested on August 20, 2020 with an additional 750 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2024, at which time all stock shall have vested.
•February 20, 2021; with respect to Messrs. Zimmer and Ulm, 6,900 shares vested on February 20, 2021 with an additional 6,900 shares vesting on each following May 20, August 20, November 20 and through February 20, 2027 with an additional 6,750 shares vesting on May 20, 2027, at which time all stock shall have vested; with respect to Mr. Mountain, 800 shares vested on February 20, 2021 with an additional 800 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested; with respect to Mr. Gruber, 800 shares vested on February 20, 2021 with an additional 800 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested; and with respect to Mr. Harper, 400 shares vested on February 20, 2021 with an additional 400 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested.
(2)Based on $5.63 per share, the closing trade price of ARMOUR common stock on the NYSE on December 30, 2022.

Stock Vested in 2022

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Scott J. Ulm	74,160	$525,238
Jeffrey J. Zimmer	74,160	$525,238
James R. Mountain	26,680	$188,961
Mark R. Gruber	16,200	$114,737
Gordon M. Harper	12,000	$84,990

(1)Reflects the aggregate value of all quarterly vesting of stock awards in 2022 based upon the closing price of our common stock on the NYSE. See 2022 Executive Compensation and the footnotes to the table in “Outstanding Equity Awards at December 31, 2022” above for details on the time-based vesting grants.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•    other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;
•    change the class of persons eligible to participate in the Plan;
•    reprice any stock option awards under the Plan; or
•    otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the individual executive officer's award and in accordance with the Plan, upon a Change in Control (as defined in the Plan) the 2021 grants to the executive officers immediately vest and the 2020 and 2017 grants to the executive officers may immediately vest, without regard to any limitation imposed pursuant to the Plan, and upon a termination of the ARMOUR Management Agreement by us without Cause (as defined in the ARMOUR Management Agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers assuming immediate vesting of all outstanding awards in connection with a Change in Control or termination of the ARMOUR Management Agreement without Cause, assuming such event occurred on December 31, 2022. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$923,602
Jeffrey J. Zimmer	$923,602
James R. Mountain	$189,168
Mark R. Gruber	$144,128
Gordon M. Harper	$105,844

(1)Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2022. The values are based on $5.63 per share, the closing price of ARMOUR common stock on the NYSE on December 30, 2022.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its Charter, the Compensation Committee hereby reports the following:

1.The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and
2.Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

John P. Hollihan, III (Chairman)
Stewart J. Paperin
Thomas K. Guba

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on March 10, 2023 by:

•    each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•    each of our named executive officers and directors; and
•    all of our executive officers and directors as a group.

As of the close of business on March 10, 2023, we had 192,480,370 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Named Executive Officers and Directors
Scott J. Ulm	231,471		*
Jeffrey J. Zimmer	206,616		*
James R. Mountain	80,710		*
Mark R. Gruber	90,347		*
Gordon M. Harper	40,119		*
Daniel C. Staton	343,011	(3)	*
Marc H. Bell	62,494		*
Z. Jamie Behar	33,608		*
Carolyn Downey	61,494		*
Thomas K. Guba	82,825		*
Robert C. Hain	24,769		*
John P. Hollihan, III	49,946		*
Stewart J. Paperin	81,864	(4)	*
All directors and executive officers as a group (13 individuals)	1,389,274		*

5% Holders
BlackRock, Inc.	24,689,059	(5)	12.8%
The Vanguard Group Inc.	15,111,119	(6)	7.9%

*less than 1%
(1)Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2)Includes shares of common stock to be issued upon vesting of stock awards granted to our directors and executive officers, which the person has the right to acquire within 60 days of March 10, 2023.
(3)Represents shares held by DM Staton Family Limited Partnership. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.

(4)Includes 80,824 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares and has a pecuniary interest in the shares held therein.
(5)Based on a Schedule 13G/A filed with the SEC on March 8, 2023, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and Blackrock Fund Managers Ltd., through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 24,411,612 shares and 24,689,059 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.
(6)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group Inc. has sole voting and dispositive power with respect to 0 shares and 14,869,715 shares, respectively, and shared voting and dispositive power with respect to 87,043 shares and 241,404 shares, respectively. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ARMOUR Management Agreement

In 2009, we entered into a management agreement with ARRM, which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the ARMOUR Management Agreement, including any material operating policies adopted by us. Messrs. Ulm and Zimmer and members of their families, collectively own directly and indirectly, approximately 70% of the partnership interests in ACM and entities controlled by Messrs. Zimmer and Ulm are the general partners of ACM. Messrs. Staton and Bell and members of their families collectively own approximately 25% of the limited partnership interests in ACM.

Pursuant to the terms of the ARMOUR Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

The expiration date of the ARMOUR Management Agreement is December 31, 2029 (the “Current Term”). The ARMOUR Management Agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew prior to the expiration of a Renewal Term.

The monthly management fees we pay to ACM are calculated as the sum of (1) 1/12th of 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (2) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion (the “Base Management Fee”). The term "ARMOUR Gross Equity Raised" means (i) ARMOUR's initial equity capital following the consummation of ARMOUR's merger in 2009, plus (ii) Equity Capital (as defined in the ARMOUR Management Agreement) raised in public or private issuances of ARMOUR's Equity Securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR's stockholders, as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. ARMOUR Gross Equity Raised is reduced by capital returned to the stockholders of ARMOUR. Capital returned to stockholders includes (i) the purchase price of Equity Securities we repurchase and (ii) liquidation distributions as approved and so designated by a majority of the Board of Directors. Gross Equity Raised as of December 31, 2022 was $3,787,042,456.

See the subsection below titled, "Management Fees" for a further description of the management fees that we pay to ACM pursuant to the ARMOUR Management Agreement and how ACM compensates our named executive officers.

We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. We may not terminate the ARMOUR Management Agreement during the Current Term, except for Cause, as defined in the ARMOUR Management Agreement. In the event of a termination without Cause, we are obligated to pay ACM a termination fee of an amount equal to four (4) times the Base Management Fee paid to ACM in the preceding full twelve (12) months, calculated as of the effective date of the termination.

SBBC provides certain services to ACM to support ACM's performance of services to us, in each case upon reasonable request by ACM, pursuant to a sub-management agreement between ACM, SBBC and us (the “Sub-Management Agreement”). See the subsection below titled, “ARMOUR Sub-Management Agreement” for a description of the sub-management agreement.

ARMOUR Sub-Management Agreement

On November 6, 2009, we and ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM, to support ACM’s performance of services to us. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the ARMOUR Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms. ACM owns approximately 99% of the equity interests in SBBC and entities owned by Messrs. Staton and Bell own approximately 1% of the equity interests in SBBC.

    See the subsection below titled, “Sub-Management Fees” for the sub-management fees that ACM has paid to SBBC pursuant to the Sub-Management Agreements.

Management Fees

We do not directly compensate our named executive officers with salaries or other cash compensation. No portions of the management fees are designated for the payment by ACM of compensation to its employees who are our executive officers, and we are not required to, and do not separately reimburse, ACM for compensation paid by ACM to those persons. The purpose of the management fees are not to provide compensation to our named executive officers, but rather to compensate ACM for the services it provides for the day-to-day management of ARMOUR. The ARMOUR Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for the executive officers and other ACM employees that provide services to us. We are not entitled under the ARMOUR Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us to determine such compensation. Rather, ACM independently makes all compensation determinations for its employees without any direction by, or involvement of, our Board of Directors and without reference to any specific policies or programs under the oversight of our Board of Directors. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

The services provided by employees of ACM include not only services in respect of other separate business ventures that directly or indirectly benefit ARMOUR, including BUCKLER Securities LLC (as described below), but also include services in respect of other separate business ventures conducted and/or pursued by ACM that are unrelated to ARMOUR, as well as services for the independent operation of ACM as a stand-alone business entity, such as the hiring, evaluation and compensation of contractors and vendors of ACM, as well as employees of ACM, including those who are not executive officers of ARMOUR. The services performed by ACM’s employees who are ARMOUR’s executive officers are not performed exclusively for ARMOUR, and not all of the value derived by those persons from ACM is specifically compensatory in nature or related to actual services performed.

Effective beginning with the second quarter of 2020, ACM voluntarily waived 40% of the Base Management Fee due and payable to ACM pursuant to the ARMOUR Management Agreement. This previously disclosed voluntary waiver was deemed prudent by ACM to maintain a competitive cost structure for ARMOUR considering the COVID-19 related decline in the stockholders’ equity of ARMOUR. During the year ended December 31, 2022, we incurred approximately $26.0 million, net of fees waived, in management fees and $0.6 million in reimbursable expenses under the ARMOUR Management Agreement.

In early January 2021, ACM reviewed (and will continue to review quarterly) the level of such fee waiver considering current economic circumstances and noted that from May 1, 2020 to December 31, 2020, the stockholders’ equity of ARMOUR has increased (before issuance of additional shares), resulting in a partial recovery of the COVID-19 related decline. On January 13, 2021, ACM notified ARMOUR that it intended to adjust the fee waiver to the rate of $2.4 million for the first quarter of 2021 and $800,000 per month thereafter. On April 20, 2021, ACM notified ARMOUR that it intended to adjust the fee waiver to the rate of $2.1 million for the second quarter of 2021 and $700,000 per month thereafter. On October 25, 2021, ACM notified ARMOUR that it intended to adjust the fee waiver from the rate of $700,000 per month to $650,000 per month, effective November 1, 2021. On February 14, 2023, ACM notified ARMOUR that it intended to adjust the fee waiver to the rate of $1,650,000 for the first quarter of 2023 and $550,000 per month thereafter, until further notice. ACM may terminate this waiver for any month by providing notice to ARMOUR on or before the 25th day of the preceding month. This waiver does not constitute a waiver of any other amounts due to ACM from ARMOUR under the ARMOUR Management Agreement or otherwise, including but not limited to any expense reimbursements, any amounts calculated by reference to the contractual Base Management Fee, or any awards under the Plan.

Sub-Management Fees

During the year ended December 31, 2022, ACM paid an aggregate of approximately $4.7 million of the management fees it received pursuant to the Sub-Management Agreement to SBBC in the form of sub-management fees for services provided to ACM during 2022.

BUCKLER Securities LLC Broker-Dealer
We negotiated and executed a strategic joint venture with ACM for the purpose of facilitating ARMOUR’s access to more stable, reliable and potentially lower priced repurchase agreement financing than what is generally available in the market for comparable securities transactions. The parties formed a Delaware limited liability company, BUCKLER, and our independent directors negotiated a series of transactions with ACM and various affiliates of ARMOUR and ACM, as described more below (the “BUCKLER Transactions”), with the intended purpose of utilizing a regulated broker-dealer platform to facilitate access to repurchase financing for ARMOUR on potentially more attractive terms (considering rate, term, size, haircut, relationship and funding commitment) compared to other suitable repurchase financing counterparties. BUCKLER is a member of FINRA and the Fixed Income Clearing Corporation.

    In connection with the BUCKLER Transactions, ARMOUR and ARMOUR TRS Inc., our wholly-owned subsidiary formed for the purpose of facilitating the capitalization of BUCKLER (“ATRS”), ACM, Messrs. Mountain and Gruber, entered in to an operating agreement for BUCKLER (the “BUCKLER Operating Agreement”). Pursuant to the BUCKLER Operating Agreement, ACM, ARMOUR (primarily through ATRS), Mr. Mountain and his family and Mr. Gruber, each hold equity interests in BUCKLER of 75.39%, 10.77%, 9.31% and 4.53%, respectively. The BUCKLER Operating Agreement contains certain provisions to benefit and protect ARMOUR, including that the independent directors of ARMOUR must approve in their sole discretion any third party business engaged by BUCKLER and may, under certain circumstances, cause BUCKLER to wind up and dissolve and promptly return certain subordinated financing we provide to BUCKLER as regulatory capital (as described more below). The board of managers of BUCKLER consists of Messrs. Zimmer, Ulm, Mountain and Gruber and an unaffiliated executive officer of BUCKLER.

    Effective March 20, 2023, ARMOUR, has committed to provide on demand a subordinate loan to BUCKLER in an amount up to $200,000,000. The commitment extends through March 20, 2026 and is collateralized by mortgage backed and/or U.S. Treasury securities owned by ARMOUR and pledged to BUCKLER in an amount equal to at least the amount of the commitment plus regulatory haircuts. The commitment is treated by BUCKLER as capital for regulatory purposes and BUCKLER may pledge the ARMOUR securities to secure its own borrowings.

The commitment replaces a previous subordinated loan to BUCKLER in the amount of $105,000,000, which was repaid on March 20, 2023, with the approval of FINRA. In 2022, 2021, and 2020, the Company earned approximately $1.6 million, $0.07 million and $0.3 million of interest on the previous subordinated loan, respectively.

    The Company had outstanding borrowings under repurchase agreements with BUCKLER totaling approximately $3.2 billion at December 31, 2022. During the year ended December 31, 2022, we incurred approximately $60 million, in interest payments to BUCKLER on the repurchase agreements we entered into with

BUCKLER. We also had approximately $3.9 billion of collateral posted with BUCKLER securitizing the approximately $3.2 billion of repurchase agreements at December 31, 2022.

    The securities pledged to secure our subordinated loan commitment and the previous subordinated loan represent redeployed capital that we have historically been required to commit to haircuts in connection with our repurchase transactions. The subordinated loan commitment (if demanded by BUCKLER) and related previous subordinated loan are based on standard, FINRA-prescribed terms and conditions, including those governing prepayment rights, events of acceleration and default, and provisions allowing for the return to us of the loan proceeds, in conjunction with the BUCKLER Operating Agreement and subject to FINRA’s rules and regulations.

Equity Sales Agreements

    We have entered into equity sales agreements with BUCKLER and other non-affiliated agents, pursuant to which we may offer and sell shares of our common stock, from time to time, through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act of 1933, as amended. Each sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. On January 17, 2023, we entered into the most recent agreement (the Fourth Amended and Restated Equity Sales Agreement) which increased the cumulative total shares of our common stock registered for sale to 60,000,000.

With BUCKLER as the sales agent, under these agreements, we sold 50,585,008 common shares for proceeds of $334,414,756, net of issuance costs and commissions of approximately $3,374,495, during the year ended December 31, 2022. To date in 2023, with BUCKLER as the sales agent, we have sold 26,102,647 common shares for proceeds of $159,420,251, net of issuance costs and commissions of approximately $1,610,306.

We have entered into a separate equity sales agreement, dated as of January 29, 2020 with BUCKLER and other non-affiliated agents, pursuant to which we may offer and sell up to 6,550,000 shares of our Series C Preferred Stock, from time to time, through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act of 1933, as amended. This sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. We have not engaged BUCKLER as sales agent under this equity sales agreement.

Our Audit Committee reviewed, approved and authorized the above described agreements and transactions as related party transactions under Item 404 of Regulation S-K, which approval was subject to approval by our independent directors. Our independent directors separately and simultaneously authorized and approved these agreements and transactions.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTANTS

    The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2021 and 2022 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2023. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

    If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

    Deloitte served as our independent registered public accountants in fiscal years 2022 and 2021. The following table sets forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2022 and 2021, respectively:

Audit-Related Fees	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees	$1,068,000	$984,000
Audit-Related Fees	—	—
Tax Fees	39,375	59,399
All Other Fees	—	—
Total	$1,107,375	$1,043,399

    Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements.

    Audit-Related Fees. “Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

    Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2022 and 2021.

    All Other Fees. “All Other Fees” consist of fees and related expenses billed for subscriptions.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

    In connection with Deloitte’s audit of our financial statements for fiscal years 2022 and 2021, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

    The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2022 and 2021 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

    ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2023 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee Charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2022, December 31, 2021 and December 31, 2020, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2022.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB and as required by the SEC. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for its audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Z. Jamie Behar
    Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S
2022 EXECUTIVE COMPENSATION

    As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The ARMOUR Management Agreement limits our role in compensating our named executive officers to granting equity compensation. The ARMOUR Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the ARMOUR Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers participate in, business separate from us.
Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original ARMOUR Management Agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.
Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the ARMOUR Management Agreement, and vested stock awards granted to our named executive officers in 2021, 2020 and 2017 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan. We did not award any equity compensation to our named executive officers in 2022 based on 2021 performance, 2019 based on 2018 performance or in 2018 based on 2017 performance. As discussed earlier in this proxy statement, we also recently reached out directly to our largest investors about our executive compensation practices, among other Company matters.
The SEC requires public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers in the future.
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.
    “RESOLVED, that the stockholders approve, on an advisory basis, the 2022 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
Recommendation of the Board of Directors
    ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2022 compensation of our named executive officers as disclosed in this proxy statement.

STOCKHOLDER PROPOSAL DEADLINE
    Under our Bylaws, ARMOUR must receive notice of any nomination or other business intended to be presented by an eligible stockholder at the 2024 annual meeting of stockholders not earlier than October 25, 2023 nor later than 5:00 p.m., Eastern Time, on November 24, 2023; provided that in the event that the date of the 2024 annual meeting is advanced or delayed by more than 30 days from May 4, 2024, notice must be delivered not earlier than the 150th day before the date of the 2024 annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2024 annual meeting, as originally convened, and the tenth day following the day on which public announcement of the date of the 2024 annual meeting is first made. The deadline for any stockholder proposal for inclusion in our proxy materials for the 2024 annual meeting pursuant to Rule 14a-8 under the Exchange Act is November 24, 2023; provided that a proposal will not be considered properly brought before the meeting if notice thereof is provided after the deadline in our Bylaws, regardless of whether the stockholder is seeking to include the proposal in our proxy materials. Any notice regarding any stockholder proposal must include the information specified in Article II, Section 11 of our Bylaws. In addition, for next year’s annual meeting of stockholders, we are required under SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, we must receive notice under SEC Rule 14a-19 no later than March 5, 2024. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman
March 23, 2023
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single annual report and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to multiple street name shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once a shareholder has received notification from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2023 proxy statement and 2022 annual report or Notice of Internet Availability of Proxy Materials, and/or wishes to receive separate copies of proxy statements and annual reports or Notices of Internet Availability of Proxy Materials in the future, or if, at any time, shareholders who share an address and receive separate copies of the 2023 proxy statement and 2022 annual report or Notice of Internet Availability of Proxy Materials, who would like to receive a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials in the future, such shareholder or shareholders may (1) notify its or their broker or brokers or (2) direct its or their written or oral request to: James R. Mountain, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, (772) 617-4340.

Upon written or oral request of a shareholder at a shared address to which a single copy of the 2023 proxy statement and 2022 annual report or Notice of Internet Availability of Proxy Materials was delivered, we will deliver promptly separate copies of these documents.

SCAN TO
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Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2023.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARR2023**

You may attend the meeting in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02877-P90069

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARMOUR RESIDENTIAL REIT, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. To elect ten (10) directors to ARMOUR's Board of Directors as listed below to serve until ARMOUR's 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified.

NOMINEES:	**For**	**Against**	**Abstain**
1a. Z. Jamie Behar	☐	☐	☐
1b. Marc H. Bell	☐	☐	☐
1c. Carolyn Downey	☐	☐	☐
1d. Thomas K. Guba	☐	☐	☐
1e. Robert C. Hain	☐	☐	☐
1f. John P. Hollihan, III	☐	☐	☐
1g. Stewart J. Paperin	☐	☐	☐
1h. Daniel C. Staton	☐	☐	☐

	For	**Against**	**Abstain**
1i. Scott J. Ulm	☐	☐	☐
1j. Jeffrey J. Zimmer	☐	☐	☐
2. To ratify the appointment of Deloitte & Touche LLP as ARMOUR's independent registered certified public accountants for the fiscal year 2023.	☐	☐	☐
3. To approve, by non-binding advisory vote, ARMOUR's 2022 executive compensation.	☐	☐	☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on May 4, 2023:
The accompanying proxy statement and the 2022 Annual Report on Form 10-K are available at:
www.proxyvote.com.

If you plan to attend the annual meeting in person, you can obtain directions to the Kimpton Vero Beach Hotel & Spa from the hotel's website at https://www.verobeachhotelandspa.com/. If you plan to attend the meeting virtually, please visit www.virtualshareholdermeeting.com/ARR2023

V02878-P90069

PROXY

ARMOUR RESIDENTIAL REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.

The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation ("ARMOUR"), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated March 23, 2023, receipt of which is hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm and Jeffrey J. Zimmer, or either of them, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held in person at the Kimpton Vero Beach Hotel & Spa, 3500 Ocean Drive, Vero Beach, Florida 32963, and by means of a live virtual on-line webcast at 8:00 a.m. Eastern Time, on May 4, 2023, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side